================================================================================

                            SCHEDULE 14A INFORMATION

           PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                              EXCHANGE ACT OF 1934


     [X]  Filed by the Registrant
     [ ]  Filed by a Party other than the Registrant

     Check the appropriate box:

     [ ]  Preliminary Proxy Statement
     [ ] Confidential, for Use of Commission only (as permitted by Rule 14a-6(e)(2))
     [X]  Definitive Proxy Statement
     [ ]  Definitive Additional Materials
     [ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12


                                   BIW LIMITED
                ------------------------------------------------
                (Name of Registrant as Specified in Its Charter)


      --------------------------------------------------------------------
      (Name of Person(s) Filing Proxy Statement, if other than Registrant)


     Payment of Filing Fee (Check the appropriate box):

     [X]  No fee required.
     [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

          1) Title of each class of securities to which transaction applies:

          2) Aggregate number of securities to which transaction applies:

          3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

          4) Proposed maximum aggregate value of transaction:

          5) Total fee paid:


     [ ]  Fee paid previously with preliminary materials.


     [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

          1) Amount Previously Paid:

          2) Form, Schedule or Registration Statement No.:

          3) Filing Party:

          4) Date Filed:

================================================================================

                                  BIW LIMITED
                                230 BEAVER STREET
                             ANSONIA, CT 06401-0426

April 7, 2003





Dear Fellow Stockholder:

You are cordially invited to attend the annual meeting of stockholders of BIW Limited, which we will hold at 2:00 p.m., local time, on Wednesday, May 7, 2003 at the New Haven Lawn Club, 193 Whitney Avenue, New Haven, Connecticut 06511. Company officials will be available at 1:30 p.m. should you wish to arrive early. At the annual meeting, we will ask you to elect ten nominees to serve on our Board of Directors for the ensuing year and ratify the selection of Dworken, Hillman, LaMorte & Sterczala, P.C. as our independent auditors for the year ending December 31, 2003.

Only stockholders of record who hold shares of BIW Limited common stock at the close of business on March 10, 2003, the record date for the annual meeting, will be entitled to vote at the annual meeting. A list of stockholders entitled to vote will be kept at the offices of BIW Limited, 230 Beaver Street, Ansonia, Connecticut, for the ten days prior to the annual meeting.

It is important that your shares be represented and voted at the annual meeting, whether or not you are able to attend personally. You are therefore urged to complete, sign, date, and return the enclosed proxy card promptly in the accompanying envelope, which requires no postage if mailed in the United States. You are, of course, welcome to attend the meeting and vote in person, even if you have previously returned your proxy card. I look forward to your support.


                                                   Sincerely,

                                                   /s/ John S. Tomac
                                                   President

                                   BIW LIMITED

                          ----------------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                          ----------------------------

     Notice is hereby given that the Annual Meeting of Stockholders of BIW Limited (the "Company") will be held on Wednesday, May 7, 2003 at 2:00 p.m., at the New Haven Lawn Club, 193 Whitney Avenue, New Haven, Connecticut 06511, for the following purposes:

          (1) To elect ten directors of the Company to serve for the ensuing year;

          (2) To consider and vote on the approval of Dworken, Hillman, LaMorte & Sterczala, P.C. as the Company's independent auditors for the year ending December 31, 2003; and

          (3) To transact such other business as may properly come before the Annual Meeting or any adjournment thereof.


     Stockholders of record at the close of business on March 10, 2003 will be entitled to notice of and to vote at the Annual Meeting or any adjournment thereof. All stockholders are cordially invited to attend the Annual Meeting in person. Stockholders who are unable to attend the Annual Meeting in person are requested to complete and date the enclosed form of proxy and return it promptly in the envelope provided. No postage is required if mailed in the United States. Stockholders who attend the Annual Meeting may revoke their proxy and vote their shares in person.


                                            By Order of the Board of Directors

                                            John S. Tomac
                                            PRESIDENT



Ansonia, Connecticut
April 7, 2003

                                   BIW LIMITED
                                230 BEAVER STREET
                             ANSONIA, CT 06401-0426

                             -----------------------

                                 PROXY STATEMENT

                             -----------------------

                               GENERAL INFORMATION

PROXY SOLICITATION

     This proxy statement and the accompanying proxy card are furnished to the holders of common stock of BIW Limited in connection with the solicitation of proxies for use at the annual meeting of stockholders to be held on Wednesday, May 7, 2003, or at any adjournment of the annual meeting. The purposes of the meeting and the matters to be acted upon are described in the accompanying Notice of Annual Meeting of Stockholders.

     Proxies for use at the meeting are being solicited by BIW Limited. Proxies will be mailed to stockholders on or about April 7, 2003 and will be solicited chiefly by mail. We will make arrangements with brokerage houses and other custodians, nominees and fiduciaries to send proxies and proxy material to the beneficial owners of the shares and will reimburse them for their expenses in so doing. Should it appear desirable to do so in order to ensure adequate representation of shares at the meeting, our officers, agents and employees may communicate with stockholders, banks, brokerage houses and others by telephone, e-mail, facsimile, or in person to request that proxies be furnished. We will pay all expenses incurred in connection with this solicitation.

REVOCABILITY AND VOTING OF PROXY

     A form of proxy for use at the annual meeting and a return envelope for the proxy are enclosed. Stockholders may revoke the authority granted by their execution of proxies at any time before their effective exercise by filing with our Secretary a written notice of revocation or a duly executed proxy bearing a later date, or by voting in person at the meeting. Shares of common stock represented by executed and unrevoked proxies will be voted in accordance with the choice or instructions specified. If no specifications are given, the proxies intend to vote the shares represented to approve Proposals No. 1 and 2 as described in the accompanying Notice of Annual Meeting of Stockholders and in accordance with their best judgment on any other matters which may properly come before the meeting.

RECORD DATE AND VOTING RIGHTS

     Only stockholders of record at the close of business on March 10, 2003 are entitled to notice of and to vote at the annual meeting or any adjournment of the annual meeting. On March 10, 2003 there were 1,637,076 shares of common stock outstanding. Each share is entitled to one vote on each of the matters to be presented at the annual meeting. The holders of a majority of the outstanding shares of common stock, present in person or by proxy, will constitute a quorum at the annual meeting. Abstentions and broker non-votes will be counted for purposes of determining the presence or absence of a quorum. "Broker non-votes" are shares held by brokers or nominees which are present in person or represented by proxy, but which are not voted on a particular matter because instructions have not been received from the beneficial owner. Under Connecticut law, the effect of broker non-votes on a particular matter depends on whether the matter is one as to which the broker or nominee has discretionary voting authority under the applicable rule of the American Stock Exchange. The effect of broker non-votes on the specific items to be brought before the annual meeting is discussed under each item.

                     PROPOSAL NO. 1 - ELECTION OF DIRECTORS

     Our By-laws provide for not less than seven nor more than fifteen directors to be elected at the Annual Meeting of Stockholders, each to serve for the ensuing year and until his or her successor is elected and has qualified. The Board of Directors currently consists of ten persons. Each person named below is now a director of BIW Limited. All nominees have consented to be named and have indicated their intent to serve if elected. BIW Limited has no reason to believe that any of the nominees will be unable to serve or that any vacancy on the Board of Directors will occur. In the event any of these nominees will be unable to serve as a director, the shares represented by the proxy will be voted for the person, if any, who is designated by the Board of Directors to replace the nominee.

     The nominees, their ages, the year in which each first became a director and their principal occupations or employment during the past five years are:

                                      Year First          Principal Occupation
     Nominee                Age     Became Director    During the Past Five Years
     -------                ---     ---------------    --------------------------
     Michael J. Adanti       62          2000          President, Southern Connecticut State
                                                       University, since 1984.

     Mary Jane Burt          49          2000          Associate, H. Pearce, Real Estate
                                                       Company; Principal, The Laurel Group
                                                       (Business Consultants) since 1998.
                                                       Previously Director, INSITE ONE;
                                                       President, Burt Medical Lab (1984-1998).

     James E. Cohen          56          1982          Lawyer in private practice in Derby, CT
                                                       since 1971; Attorney Trial Referee for
                                                       the Connecticut Superior Court since
                                                       1996.

     Betsy Henley-Cohn       50          1981          Chairwoman of the Board of Directors of
                                                       the Company since 1992;
                                                       Chairperson/Treasurer, Joseph Cohn &
                                                       Sons, Inc. (construction
                                                       subcontractors) since 1979; Director,
                                                       UIL Holdings Corporation, since 1990;
                                                       Director, Aristotle Corp. since 1995;
                                                       Director, Citizens Bank of Connecticut
                                                       (1997-1999).

     Alvaro da Silva         57          1997          President, DSA Corp. (a management
                                                       company) since 1979; President B.I.D.,
                                                       Inc. (land development and home
                                                       building company); Managing Partner,
                                                       Connecticut Commercial Investors, LLC
                                                       (a commercial real estate and
                                                       investment partnership) since 1976;
                                                       Director of Great Country Bank
                                                       (1991-1995).

     Themis Klarides         37          2001          Lawyer in practice in Shelton, CT since
                                                       1998; State Representative, 114
                                                       District Connecticut General Assembly,
                                                       since 1998.

     Aldore J. Rivers, Jr.   69          1986          Retired; President of the Company until
                                                       September 30, 1998

     B. Lance Sauerteig      57          1996          Principal in BLS Strategic Capital,
                                                       Inc. (financial and investment advisory
                                                       company) since 1994; Principal in
                                                       Tortoise Capital Partners, LLC (real
                                                       estate investments) since 2000;
                                                       Director of United Aluminum Corporation
                                                       since 2002.

                                        2

     Kenneth E. Schaible     61          1994          Real Estate Developer and Director of
                                                       AuthX, Inc.; previously, Senior Vice
                                                       President, Webster Bank, 1995-1996;
                                                       President, Shelton Savings Bank and
                                                       Shelton Bancorp., Inc. 1972-1995.

     John S. Tomac             49          1999        President of Company since October 1,
                                                       1998; Treasurer of the Company since
                                                       December 1997; previously, Vice
                                                       President of Company (December 1,
                                                       1997-September 30, 1998); Assistant
                                                       Controller, BHC Company, (1991-1997).

INFORMATION REGARDING BOARD OF DIRECTORS

     BIW Limited became the holding company for Birmingham Utilities, Inc. in June 2002. Where the context requires in this proxy statement, references to "the Company" or "us" with respect to events prior to June 2002 refer to our current subsidiary Birmingham Utilities, Inc.

     The Board of Directors' Executive Committee consists of Ms. Henley-Cohn and Messrs. Tomac, Rivers, Cohen and Sauerteig. The Executive Committee met seven times in 2002. The Executive Committee reviews strategic planning alternatives and advises the Board of Directors on financial policy, issuance of securities and other high priority issues.

     The Board of Directors' Audit Committee consists of Messrs. Schaible, da Silva, Adanti and Ms. Burt. The Audit Committee met five times in 2002. The Audit Committee recommends to the Board of Directors the appointment of BIW Limited independent auditors and reviews the degree of their independence; approves the scope of the audit engagement, including the cost of the audit; reviews any non-audit services rendered by the auditors and the fees therefor; reviews with the auditors and management our policies and procedures with respect to internal accounting and financial controls and, upon completion of an audit, the results of the audit engagement; and reviews internal accounting and auditing procedures with our financial staff and the extent to which recommendations made by the independent auditors have been implemented. All members of the Audit Committee are independent as defined in the listing standards of the American Stock Exchange. On June 13, 2000, the Board of Directors adopted an Audit Committee Charter that meets the current requirements of the Securities and Exchange Commission and the American Stock Exchange.

     The Board of Directors' Personnel and Pension Committee consists of Messrs. Sauerteig, Rivers, Adanti, Ms. Burt and Ms. Klarides. The Personnel and Pension Committee met five times in 2002. The Personnel and Pension Committee reviews executive officer compensation and proposes the same to the full Board of Directors for action. It also proposes to the full Board overall payroll pool levels and pension plan arrangements for all employees.

     The Committee on Directors consists of Messrs. Cohen, da Silva, Schaible and Ms. Henley-Cohn. The committee met once in 2002. That Committee makes recommendations to the Board of Directors for Board replacements when they become available and for compensation levels for the Board of Directors.

     Ms. Henley-Cohn is an ex-officio member on all committees of the Board of Directors on which she is not listed as a member.

     In 2002 the Board of Directors held eight meetings. Each director, other than Ms. Klarides, attended at least 75% of the aggregate number of meetings of the full Board of Directors and any Committee(s) of the Board of Directors on which such director served during 2002.

     Mr. Cohen is a partner in the law firm of Cohen & Thomas, which has represented BIW Limited and its subsidiaries on occasion in past years; BIW Limited may continue to employ that firm on occasion in the future.


COMPENSATION OF DIRECTORS

     The Company's directors, other than Ms. Henley-Cohn, Mr. Tomac and Mr. Rivers, received an annual fee of $5,000 plus $600 for each full Board meeting attended. Each director received $400 for each Committee meeting attended on or prior to June 7, 2002 and $500 for each Committee meeting attended after June 7, 2002.

VOTE REQUIRED

     The nominees receiving the affirmative vote of holders of a majority of the shares of common stock issued, outstanding and entitled to vote, present or represented at the meeting, a quorum being present, shall be elected as directors. Broker non-votes with respect to this matter will be treated as neither a vote "for" nor a vote "against" the matter, although they will be counted in determining if a quorum is present. However, instructions on the accompanying proxy card to withhold authority to vote for one or more nominees will be considered in determining the number of votes required to attain a majority of the shares present or represented at the meeting and entitled to vote. Accordingly, an instruction to withhold authority by a stockholder present in person or by proxy at the meeting has the same legal effect as a vote "against" the nominee because it represents a share present or represented at the meeting and entitled to vote, thereby increasing the number of affirmative votes required to approve the nominee.

     THE BOARD OF DIRECTORS DEEMS "PROPOSAL NO. 1 - ELECTION OF DIRECTORS" TO BE IN THE BEST INTERESTS OF BIW LIMITED AND ITS STOCKHOLDERS AND RECOMMENDS A VOTE "FOR" APPROVAL OF THIS PROPOSAL.


                             EXECUTIVE COMPENSATION

RETIREMENT PLAN

     Birmingham Utilities, Inc., a wholly-owned subsidiary of the Company, has a noncontributory defined benefit plan, which covers substantially all employees. The retirement plan generally provides a retirement benefit based upon the participant's years of credited service and his or her final average earnings, with final average earnings consisting of the total compensation (including salary, bonus and overtime earnings) of the participant during the five years of highest total compensation of the participant in the 10 years preceding the participant's retirement or termination date. Retirement benefits are payable either as a straight life annuity, a joint and survivor annuity or in other optional forms. Normal retirement is at age 65, but certain early retirement benefits may be payable to participants who have attained age 55 and completed 10 years of continuous service, and survivor benefits may be payable to the surviving spouse of a vested participant who dies prior to early or normal retirement. A participant's benefit under the retirement plan vests after five years of credited service, all benefits funded by Birmingham Utilities, Inc. are based upon actuarial computations, and no contributions are made by participants.

     The following table shows estimated annual benefits payable under the plan to participants in specified compensation (final average earnings) and years-of-service classifications on a straight life annuity basis, assuming normal retirement at age 65 in 2003. The benefits listed in the following table are not subject to any deduction for social security or other offset amounts.

     FINAL AVERAGE                        YEARS OF SERVICE (B)
     -------------                        --------------------
      EARNINGS (A)         15          20          25          30          35
      ------------         --          --          --          --          --

      125,000           24,375      32,500      40,625      48,750      56,875

      150,000           29,250      39,000      48,750      58,500      68,250

      175,000           34,125      45,500      56,875      68,250      79,625

      200,000           39,000      52,000      65,000      78,000      91,000

     (a) The current final average earnings as of December 31, 2002 for Betsy Henley-Cohn and John S. Tomac are $66,868 and $120,576, respectively.

     (b) Years of credited service under the retirement plan as of December 31, 2002 for Betsy Henley-Cohn and John S. Tomac are 7 and 5, respectively.


EMPLOYMENT CONTRACTS

     John S. Tomac
     -------------

     Effective October 1, 1998, we entered into an employment agreement with our President, John S. Tomac. The agreement has a three-year term with automatic three-year extensions, unless either party gives written notice that the agreement will no longer be automatically extended. No notice was given in 2001 and this agreement was extended to September 30, 2004. The employment agreement terminates upon the death of Mr. Tomac or upon mutual agreement of the parties. The agreement can be terminated by us: (i) for "cause" (as defined in the employment agreement), (ii) in the event Mr. Tomac becomes disabled, or (iii) without cause, during a six month period during each term; provided however, that if Mr. Tomac is terminated without cause during such six month period, he is entitled to receive a severance package equal to his base salary plus benefits for one year from the date of such termination. Mr. Tomac may terminate the agreement in the event of a Change of Control (as defined in the employment agreement) or in the event that we breach this agreement. If Mr. Tomac elects to terminate the agreement upon a Change of Control, he will be entitled to receive a lump sum payment, payable within 90 days of making the election, equal to two times the greater of (x) his compensation during the last full fiscal year immediately preceding the election and (y) his average annual compensation with respect to the two most recent fiscal years preceding such election. Mr. Tomac's compensation for purposes of the foregoing calculation includes base salary, bonus and any other cash incentives paid to him. If Mr. Tomac does not elect to terminate the agreement upon a Change of Control, the agreement will continue in effect for a period of three years from the Change of Control and then terminate.

     The employment agreement provides for an annual salary of $100,000 and provides that the Board of Directors shall review Mr. Tomac's salary annually. In addition, we agree to provide an automobile for Mr. Tomac and agree to pay all expenses in connection with the operation of the vehicle, including fuel expenses. Pursuant to the employment agreement, Mr. Tomac is entitled to four weeks paid vacation, to be taken each year and is also entitled to participate in any employee welfare and retirement plan or program available generally to our employees including hospital, medical and dental benefits.

     Under the employment agreement, we agree to indemnify Mr. Tomac to the fullest extent possible under Connecticut law against all costs, charges and expenses incurred by him in connection with any action, suit or proceeding to which he may be made a party by reason of his being or having been a director, officer or employee of the Company or his serving or having served any other enterprise as a director, officer or employee at the request of the Company. In addition, Mr. Tomac is entitled to the protection of any insurance policies the Company may elect to maintain generally for the benefit of its directors and officers with respect to such costs, charges and expenses.

     Aldore J. Rivers, Jr.
     --------------------

     Effective September 30, 1998, we entered into a consulting agreement with our former president, Aldore J. Rivers. The agreement terminated Mr. Rivers' prior employment agreement and released him from his duties as an officer and employee of the Company.

     The consulting agreement provides that Mr. Rivers will provide consulting services to the Company until September 30, 2003, provided that either party may terminate the consulting arrangement upon three months written notice. Under the agreement, Mr. Rivers provides up to 100 hours of consulting services per year at the request of the Company and in exchange, receives $30,000 per year. Under the agreement, Mr. Rivers also serves on the Board of Directors of the Company and receives no additional compensation as a non-employee director.

     The consulting agreement also provides Mr. Rivers with supplemental pension benefits of $2,400 per month for fifteen years and provides that in the event of his death during that fifteen year period, his designated beneficiaries shall receive $1,200 per month for the remainder of the period.

EXECUTIVE OFFICERS: ANNUAL AND LONG-TERM EXECUTIVE COMPENSATION

     The following table sets forth the annual and long-term compensation paid or accrued by the Company to those persons who were the Chief Executive Officer and the executive officers of the Company at the end of 2002 whose total annual salary exceeded $100,000 (collectively, the "Named Executive Officers"), for services rendered by them in all capacities in which they served the Company during 2000, 2001 and 2002. The following table does not contain a column for "Other Annual Compensation" because the amount of perquisites and other personal benefits received by the Named Executive Officers was less than the lesser of $50,000 or 10% of the total salary and bonus reported for each person.


                           SUMMARY COMPENSATION TABLE
                           --------------------------

                                                ANNUAL COMPENSATION
                                                -------------------
     NAME AND PRINCIPAL POSITION    YEAR      SALARY ($)        BONUS
     ---------------------------    ----      ----------        -----
     John  S. Tomac                 2002       $133,233          $500
     President and Director         2001       $116,600        $39,613
                                    2000       $109,727          $ 0

     Betsy Henley-Cohn              2002        $72,509          $ 0
     Chairman of the Board          2001        $67,100        $20,000
     and Chief Executive Officer    2000        $61,000          $ 0



     No grants of stock options were made during the year ended December 31, 2002 to the named executive officers.

               AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND
                          FISCAL YEAR-END OPTION VALUES

                    SHARES        VALUE     NUMBER OF SECURITIES UNDERLYING    VALUE OF UNEXERCISED IN-
                   ACQUIRED      REALIZED         UNEXERCISED OPTIONS        THE-MONEY OPTIONS AT FISCAL
                ON EXERCISE(#)     ($)           AT FISCAL YEAR-END(#)              YEAR-END($)(A)
                --------------     ---           ---------------------              --------------
NAME                                          EXERCISABLE   UNEXERCISABLE    EXERCISABLE    UNEXERCISABLE
----                                          -----------   -------------    -----------    -------------
John. S. Tomac       3,712        $38,744         7,918          6,000          $80,498         $45,600
Betsy Henley-Cohn        0            --              0              0              --              --

(a) Computed based upon the difference between the closing price of BIW Limited common stock on December 31, 2002 ($18.35) and the exercise price.


PERSONNEL AND PENSION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     The Board of Directors' Personnel and Pension Committee is comprised of five independent non-employee directors. The Personnel and Pension Committee consists of Messrs. Sauerteig, Rivers and Adanti, Ms. Burt, and Ms. Klarides. As members of the Personnel and Pension Committee, it is our responsibility to administer BIW Limited's executive compensation programs, monitor corporate performance and its relationship to compensation of executive officers, and make appropriate recommendations concerning matters of executive compensation.

     Compensation Policies
     ---------------------

     We have formulated a compensation philosophy that is designed to enable us to attract, retain and reward capable employees who can contribute to the success of the Company, principally by setting base salaries at the median of the marketplace. Four key principles serve as the guiding framework for compensation decisions for all employees of the Company:

     o To attract and retain the most highly qualified management and employee team.

     o    To pay competitively compared to similar water utility companies.

     o To motivate senior executives to achieve annual and long-term business goals by providing equity-based incentive opportunities.

     o To strive for fairness in administration by emphasizing performance related contributions as the basis of pay decisions.

     To implement these policies, we have designed the framework for a three-part executive compensation program consisting of base salary, long-term incentive opportunities for senior management, and other employment benefits.

     BASE SALARY. We will seek to maintain levels of compensation that are competitive with similar water utility companies. Our philosophy regarding base salaries is conservative, and will seek to maintain salaries for the aggregate officer group at approximately the competitive industry average. Periodic increases in base salary will relate to individual contributions evaluated against established objectives, length of service, and the industry's annual competitive pay practice movement. We have determined that the base salary for 2002 for our Chief Executive Officer and for the other executive officers was generally at or below the competitive industry average.

     LONG TERM INCENTIVES. We believe that a compensation program should provide executives with an opportunity to increase their ownership in the Company and gain financially from its stock price increases. By this approach, the best interests of stockholders and executives are closely aligned. Therefore, Company executives are eligible to receive stock options, giving them the right to purchase shares of common stock at a specified price in the future. We believe that the use of stock options as the basis for long-term incentive compensation meets our defined compensation strategy and business needs by achieving increased value for stockholders and retaining key employees.

     OTHER BENEFITS. Our philosophy is to provide competitive health- and welfare-oriented benefits to executives and employees, but to maintain a conservative posture relative to executive benefits. Consistent with industry practices, we provide a company automobile to certain executive officers.

     Compliance With Section 162(m) of the Internal Revenue Code
     -----------------------------------------------------------

     Section 162(m) of the Internal Revenue Code generally disallows a tax deduction to a public corporation for compensation over $1 million paid to a corporation's chief executive officer and four other most highly compensated executive officers. Qualifying performance-based compensation will not be subject to the cap if certain requirements are met. We intend to structure the compensation of our executive officers in a manner that should ensure that the Company does not lose any tax deductions because of the $1 million compensation limit in the foreseeable future.

     The salaries for our highest paid executives will be set, based on independent studies, at levels approximating the average for companies of comparable size in similar industries and are not expected to approach $1 million in the foreseeable future. We are a proponent of using more performance and equity-based compensation, which can often be designed to ensure that tax deductibility is not compromised.

     2002 Compensation for the Chief Executive Officer
     -------------------------------------------------

     In 2002, Betsy Henley-Cohn received an annual base salary of $72,509.
Ms. Henley-Cohn's base salary and bonus are set below the industry average on account of her significant equity ownership in BIW Limited. Her annual salary was nonetheless increased in 2002 in response to her contributions to the Company's performance. Total compensation for each executive depends upon the executive's experience level and scope of responsibility within the company as well as individual performance. No option or restricted stock grants were made to Ms. Henley-Cohn in 2002, since the Committee believed that the level of her equity ownership aligned her interests with those of the stockholders.

     Summary
     -------

     The Board of Directors' Personnel and Pension Committee believes that we have implemented a comprehensive compensation program for Company executives that is appropriate and competitive with the total compensation programs provided by other similar water utility companies with which we compete. We believe our compensation philosophy ties compensation to stockholder returns and thereby links compensation to the achievement of annual and longer-term operational results of the Company on behalf of our stockholders. We look forward to providing the stockholders with an update in our next annual report to you.

                            Personnel and Pension Committee
                            of the Board of Directors

                            - B. Lance Sauerteig
                            - Aldore J. Rivers, Jr.
                            - Michael J. Adanti
                            - Themis Klarides
                            - Mary Jane Burt

             SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

         Section 16(a) of the Securities Exchange Act of 1934 requires our executive officers and directors, and persons who beneficially own more than ten percent of our common stock, to file initial reports of ownership and reports of changes in ownership with the SEC and the American Stock Exchange. Executive officers, directors and greater than ten percent beneficial owners are required by the SEC to furnish us with copies of all Section 16(a) forms they file.

         Based upon a review of the copies of these forms furnished to us and written representations from our executive officers and directors, we believe that during fiscal 2002 all executive officers, directors and greater than ten percent beneficial owners complied with Section 16(a) filing requirements, except that Ms. Henley-Cohn and Mr. Tomac each filed one report in an untimely manner.


                               COMPANY PERFORMANCE
         The following graph shows the cumulative total stockholder return on our common stock since January 1, 1998, compared to the returns of the American Stock Exchange Market Index, and the reporting companies in SIC Code 4941 - Water Supply Companies.








                            [LINE GRAPH APPEARS HERE]

------------------------ -----------------------------------------------------------------------------
                                                       FISCAL YEAR ENDED
------------------------ ------------ ------------ ------------ ------------ ------------ ------------
COMPANY/MARKET/INDEX      12/31/1997   12/31/1998   12/31/1999   12/31/2000   12/29/2001   12/31/2002
------------------------ ------------ ------------ ------------ ------------ ------------ ------------
BIW Limited                 100.00       169.43       313.72       176.82       276.92       278.60
------------------------ ------------ ------------ ------------ ------------ ------------ ------------
Water Supply                100.00       125.39       124.44       150.80       194.71       138.67
------------------------ ------------ ------------ ------------ ------------ ------------ ------------
AMEX Market Index           100.00        98.64       122.98       121.47       115.87       111.25
------------------------ ------------ ------------ ------------ ------------ ------------ ------------

                                 STOCK OWNERSHIP

PRINCIPAL STOCKHOLDERS

     The following tables set forth information as of March 10, 2003 with respect to the only persons known to us to be the beneficial owners (for purposes of the rules of the SEC) of more than 5% of the outstanding shares of our common stock as of that date.


NAME AND ADDRESS OF                           AMOUNT AND NATURE OF     PERCENT
BENEFICIAL OWNERS                             BENEFICIAL OWNERSHIP     OF CLASS
-----------------                             --------------------     --------
Group consisting of Betsy Henley-Cohn,
Cohn Realty & Investment, Betsy Cohn Spray
Trust and Betsy Cohn Income Trust, 80 Hamilton     168,796(1)           10.31%
Street, New Haven, Connecticut 06511


(1) Of the 168,796 shares owned by this Group, Cohn Realty & Investment (a Connecticut general partnership consisting of three investment trusts whose managing agent is Betsy Henley-Cohn, whose beneficiaries are certain members of the Cohn Family and whose Trustees are Rhoda Cohn and Stanley Bergman) has beneficial ownership of 68,300 shares; Betsy Cohn Spray Trust has beneficial ownership of 59,176 shares; Betsy Cohn Income Trust has beneficial ownership of 21,320 shares; Betsy Henley-Cohn owns 20,000 shares directly; Betsy Henley-Cohn has either a controlling or a beneficial interest in Cohn Realty & Investment, Betsy Cohn Spray Trust and Betsy Cohn Income Trust. No member of the Group owns or has the right to acquire, directly or indirectly, any other shares. Unless otherwise indicated, the named beneficial owner of the shares has sole voting and dispositive power with respect thereto.

     The following table sets forth information as of March 10, 2003 with respect to shares of BIW Limited common stock beneficially owned (for the purpose of the rules of the SEC) by the Company's executive officers and directors.

------------------------------------ -----------------------------   -----------
                                     Common Shares Beneficially      Percent of
Name                                 Owned As of March 10, 2003(1)   Class(2)
------------------------------------ -----------------------------   -----------
Michael J. Adanti                    9,900                           *
Mary Jane Burt                       11,982                          *
James E. Cohen                       80,296 (3)                      4.88%
Betsy Henley-Cohn                    168,796 (4)                     10.31%
Alvaro da Silva                      14,400                          *
Themis Klarides                      1,450                           *
Aldore J. Rivers, Jr.                4,312                           *
B. Lance Sauerteig                   10,400                          *
Kenneth E. Schaible                  12,960                          *
John S. Tomac                        11,630                          *
Executive Officers, Directors        326,126                         19.25%
and Nominees as a group, 10 in
number
--------------------------------------------------------------------------------
*  Less than 1%

(1) Includes options to purchase shares of common stock exercisable within 60 days of March 10, 2003, as follows: Mr. Cohen, 10,000; Mr. da Silva, 10,000; Mr. Sauerteig, 10,000; Mr. Schaible, 10,000; Ms. Burt, 3,750; Mr. Adanti, 3,750; Ms. Klarides, 1,250 and Mr. Tomac 7,918.

(2) For the purpose of calculating the percentage of common stock beneficially owned (a) by the individual persons listed in the table, the number of options held by such person is included in both the number of shares beneficially owned by the person and in the total number of shares outstanding in the class with respect to the individual person's percentage calculation, and (b) by the directors and officers as a group, the total number of shares beneficially owned by the group and the total number of shares outstanding includes the 56,668 shares issuable upon the exercise of options exercisable by all persons in the group within 60 days of the record date.

(3) Includes 64,696 shares held by Mr. Cohen as Trustee for the David B. Cohen Family Trust, and 3,600 shares held in a brokerage custodial account for Mr. Cohen's benefit.

(4) Ms. Henley-Cohn is a member of the shareholder group described in the preceding table. The 168,796 shares set forth in this table is the aggregate number of shares held by all of the members of the group. See note (1) to the preceding table for information concerning shares beneficially held by Ms. Henley-Cohn.


       PROPOSAL NO. 2 - RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS

     The Board of Directors has selected Dworken, Hillman, LaMorte & Sterczala, P.C. as BIW Limited's independent auditors for the year ending December 31, 2003, and has directed that management submit the selection of independent auditors for ratification by stockholders at the annual meeting. Representatives of Dworken, Hillman, LaMorte & Sterczala, P.C. will be present at the Annual Meeting to respond to questions of shareholders, but, although they have been offered the opportunity to do so, they do not otherwise propose to make any statement.

     Stockholder ratification of the selection of Dworken, Hillman, LaMorte & Sterczala, P.C. as BIW Limited's independent auditors is not required by our Bylaws or otherwise. However, the Board is submitting the selection of Dworken, Hillman, LaMorte & Sterczala, P.C. to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the selection, the Board will reconsider the selection of that firm. The Board in its discretion may direct the appointment of a different independent accounting firm at any time during the year if the Board determines that such a change would be in the best interests of BIW Limited and its stockholders.

VOTE REQUIRED

     The affirmative vote of holders of a majority of the shares of common stock issued, outstanding and entitled to vote, present or represented at the meeting, a quorum being present, is required for the adoption of this proposal. Broker non-votes with respect to this matter will be treated as neither a vote "for" nor a vote "against" the matter, although they will be counted in determining if a quorum is present. However, abstentions will be considered in determining the number of votes required to attain a majority of the shares present or represented at the meeting and entitled to vote. Accordingly, an abstention from voting by a stockholder present in person or by proxy at the meeting has the same legal effect as a vote "against" the matter because it represents a share present or represented at the meeting and entitled to vote, thereby increasing the number of affirmative votes required to approve this proposal.

     THE BOARD OF DIRECTORS DEEMS "PROPOSAL NO. 2 - RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS" TO BE IN THE BEST INTERESTS OF BIW LIMITED AND ITS STOCKHOLDERS AND RECOMMENDS A VOTE "FOR" APPROVAL OF THIS PROPOSAL.

                                 AUDITOR MATTERS

REPORT OF THE AUDIT COMMITTEE

     The Audit Committee reviews BIW Limited's financial reporting process on behalf of the Board of Directors. Management has the primary responsibility for the financial statements and the reporting process. BIW Limited's independent auditors are responsible for expressing an opinion on the conformity of our audited financial statements to generally accepted accounting principles.

     In this context, the Audit Committee has reviewed and discussed with management and the independent auditors, the audited financial statements for the fiscal year ended December 31, 2002. The Audit Committee has discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees). In addition, the Audit Committee has received from the independent auditors the written disclosures required by Independence Standards Board No. 1 (Independence Discussions with Audit Committees) and discussed with them their independence from BIW Limited and its management. The Audit Committee has also considered whether the provision of information technology services and other non-audit services to BIW Limited by its independent auditors is compatible with the auditor's independence.

     In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors, and the Board has approved, that the audited financial statements for the fiscal year ended December 31, 2002 be included for filing in the Company's annual report on SEC Form 10-K for the year ended December 31, 2002.



                              Audit Committee of the Board of Directors

                              - Kenneth E. Schaible
                              - Alvaro da Silva
                              - Mary Jane Burt
                              - Michael J. Adanti

AUDIT FEES

     The aggregate fees billed to BIW Limited by our auditors Dworken, Hillman, LaMorte & Sterczala, P.C. for professional services rendered in connection with the audit of our annual financial statements for the 2002 fiscal year and the reviews of the interim financial statements included in our Quarterly Reports on Form 10-Q were $71,200.

ALL OTHER FEES

     The aggregate fees billed to BIW Limited for professional services rendered in 2002 by our auditors Dworken, Hillman, LaMorte & Sterczala, P.C. other than for services specifically described above, were $22,400. This amount included a fee of $8,300 billed to BIW Limited for the preparation of the 2002 corporate income tax return.

                              STOCKHOLDER PROPOSALS

     All stockholder proposals which are intended to be presented at the 2004 annual meeting of stockholders must be received by us no later than December 7, 2003 for inclusion in the Company's proxy statement and form of proxy relating to that meeting.


                                 OTHER BUSINESS

     The Board of Directors knows of no other business to be acted upon at the annual meeting. However, if any other business properly comes before the annual meeting, it is the intention of the persons named in the enclosed proxy to vote on such matters in accordance with their best judgment.

     Our annual report, including financial statements, for the year 2002 is enclosed with this proxy mailing but is not a part of the proxy soliciting material.

     The prompt return of your proxy will be appreciated and helpful in obtaining the necessary vote. Therefore, whether or not you expect to attend the annual meeting, please sign the proxy and return it in the enclosed envelope.



                                           By Order of the Board of Directors


                                           John S. Tomac
                                           President



Ansonia, Connecticut
April 7, 2003

                                                                      APPENDIX A
                                                                      ----------

                                   BIW LIMITED
                                230 BEAVER STREET
                                ANSONIA, CT 06401

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON MAY 7, 2003

     The undersigned hereby appoints Betsy Henley-Cohn and John Tomac as proxies, each with the power to appoint his/her substitute, and hereby authorizes them to represent and to vote all shares of common stock of BIW Limited, held of record by the undersigned on March 10, 2003 at the annual meeting of stockholders to be held on May 7, 2003, or any adjournment thereof. Any and all proxies heretofore given are hereby revoked.

WHEN PROPERLY EXECUTED, THIS PROXY WILL BE VOTED AS DESIGNATED BY THE UNDERSIGNED. IF NO CHOICE IS SPECIFIED, THE PROXY WILL BE VOTED FOR PROPOSALS NO. 1 AND 2.

                   (CONTINUED AND TO BE SIGNED ON OTHER SIDE)

                        ANNUAL MEETING OF STOCKHOLDERS OF

                                   BIW LIMITED

                                   MAY 7, 2003

                           Please date, sign and mail
                             your proxy card in the
                     envelope provided as soon as possible.

             ~/ Please detach and mail in the envelope provided. ~/
--------------------------------------------------------------------------------
     THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ELECTION OF DIRECTORS AND "FOR" PROPOSAL 2.

     PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE |X|
--------------------------------------------------------------------------------
(1) To elect ten directors of the Company to serve for the ensuing year:

                                      Nominees
[ ]      FOR ALL NOMINEES             ( )   M.J. Adanti
                                      ( )   M.J. Burt
[ ]      WITHHOLD AUTHORITY           ( )   J.E. Cohen
         FOR ALL NOMINEES             ( )   A. da Silva
                                      ( )   B. Henley-Cohn
[ ]      FOR ALL EXCEPT               ( )   T. Klarides
         (See instructions below)     ( )   A.J. Rivers
                                      ( )   B.L. Sauerteig
                                      ( )   K.E. Schaible
                                      ( )   J. Tomac


INSTRUCTION:  To withhold authority to vote for any individual nominee(s), mark "FOR ALL EXCEPT" and fill in the circle next to each nominee you wish to withhold, as shown here: o
--------------------------------------------------------------------------------

(2) To consider and vote on the approval of Dworken, Hillman, LaMorte & Sterczala, P.C. as the Company's independent auditors for the year ending December 31, 2003.

                 FOR                AGAINST              ABSTAIN

DISCRETIONARY AUTHORITY IS HEREBY GRANTED WITH RESPECT TO SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING.

The undersigned acknowledges receipt of the Notice of Annual Meeting of Stockholders and the Proxy Statement furnished therewith.
------------------------------------------------------------------------------
To change the address on your account, please check the box at right
and indicate your new address in the address space above. Please note   [_]
that changes to the registered name(s) on the account may not be submitted via this method.
------------------------------------------------------------------------------
PLEASE SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED
ENVELOPE.
--------------------------------------------------------------------------------

Signature of Stockholder                             Date:
                         ---------------------------      -------------

Signature of Stockholder                             Date:
                         ---------------------------      -------------

NOTE: THIS PROXY MUST BE SIGNED EXACTLY AS THE NAME APPEARS HEREON. WHEN SHARES ARE HELD JOINTLY, EACH HOLDER SHOULD SIGN. WHEN SIGNING AS AN EXECUTOR, ADMINISTRATOR, ATTORNEY, TRUSTEE OR GUARDIAN, PLEASE GIVE FULL TITLE AS SUCH. IF THE SIGNER IS A CORPORATION, PLEASE SIGN FULL CORPORATE NAME BY DULY AUTHORIZED OFFICER, GIVING FULL TITLE AS SUCH. IF SIGNER IS A PARTNERSHIP, PLEASE SIGN IN PARTNERSHIP NAME BY AUTHORIZED PERSON.